UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07    Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting on May 23, 2013, 25,130,237 of the 27,246,456 shares outstanding and entitled to vote were present or represented at the Annual Meeting and constituted a quorum. At the meeting, the stockholders voted as indicated below on the following proposals:

1.    Election of two directors to a three-year term of office expiring at the 2016 Annual Meeting of Stockholders.

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Austin J. Shanfelter	21,957,680	1,028,964	1,320	2,527,945

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Gene Stoever	21,977,703	1,008,941	1,320	2,527,945

The nominees were elected as directors of Orion Marine Group, Inc.

2.    Approval of a non-binding advisory proposal regarding the compensation for named executive officers.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
20,140,726	2,842,528	4,710	2,527,945

The stockholders approved Proposal 2

3.    Ratify the appointment of Grant Thornton LLP as the Company's independent registered     public accounting firm for 2013.

Votes cast For	Votes cast Against	Abstentions
25,384,992	129,964	953

The stockholders approved Proposal 3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: May 31, 2013	By:	/s/ Christopher J. DeAlmeida
Vice President, Finance & Accounting and Assistant Treasurer